                                                                   Exhibit 11(a)

         [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]

                                                               December 22, 2003

Van Kampen Life Investment Trust
One Parkview Plaza
Oakbrook Terrace, IL 60181

     Re: Van Kampen Life Investment Trust Registration Statement on Form N-14

Ladies and Gentlemen:

         We have acted as counsel to Van Kampen Life Investment Trust (the "Trust"), a Delaware statutory trust, on behalf of its series, Van Kampen Aggressive Growth Portfolio (the "Fund"), in connection with the preparation of the Trust's Registration Statement on Form N-14 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the 1933 Act of Class II Shares of beneficial interest, par value $.01 per share, of the Fund to be issued pursuant to (i) an Agreement and Plan of Reorganization between the Trust, on behalf of the Fund, and LSA Variable Series Trust, a Delaware statutory trust, on behalf of LSA Emerging Growth Equity Fund, and (ii) an Agreement and Plan of Reorganization between the Trust, on behalf of its series, the Fund, and LSA Variable Series Trust, on behalf of its series, LSA Aggressive Growth Fund (collectively, the "Shares"). These Agreements and Plans of Reorganization are collectively referred to herein as the "Agreements and Plan of Reorganization."

         This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the 1933 Act.

         In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of the Trust filed with the Secretary of State of Delaware,
(ii) the Agreement and Declaration of Trust and By-Laws of the Trust, each as amended to date (the "Declaration of Trust" and "By-Laws", respectively), (iii) the Certificate of Designation establishing the series of the Fund, (iv) the resolutions adopted by the Board of Trustees of the Fund relating to the Agreements and Plan of Reorganization, the authorization and issuance of the Shares pursuant to the Agreements and Plan of Reorganization, the filing of the Registration Statement and any amendments or supplements thereto and related matters, (v) drafts of the Agreements and Plan of Reorganization dated December 22, 2003 and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In such examination we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, or other copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion that were not independently established, we have relied on statements or representations of officers and other representatives of the Trust or others.

         Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than matters relating to the Delaware Statutory Trusts Act.

         For purposes of the opinion set forth below, we have assumed that the Agreements and Plan of Reorganization have been duly executed and delivered by all parties thereto, substantially in the form of the draft Agreement and Plan of Reorganization reviewed by us in connection with rendering this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of Shares by the Trust pursuant to the Agreements and Plan of Reorganization has been validly authorized and, assuming certificates therefor have been duly executed, countersigned, registered and delivered, or the shareholders' accounts have been duly credited, and the Shares represented thereby have been issued pursuant to the Agreements and Plan of Reorganization in exchange for the consideration set forth herein, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 11(a) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                            Very truly yours,

                            /s/ Skadden, Arps, Slate, Meagher & Flom (Illinois)

                                       2